SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )
Filed by the Registrant     ☒
Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

FIRST HORIZON CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

*Set forth the amount on which the filing fee is calculated and state how it was determined.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

FIRST HORIZON CORPORATION VIRTUAL ANNUAL MEETING April 27, 2021 10:00 a.m. Central time

Important Notice of Availability of Proxy Materials for the
Shareholder Meeting to be Held on April 27, 2021.

Notice is hereby given that the Annual Meeting of Shareholders of First Horizon Corporation will be held in a virtual format on April 27, 2021 at 10:00 a.m. Central time. In light of public health considerations due to the COVID-19 pandemic, we have decided to hold a virtual annual meeting. In order to participate in the virtual annual meeting online, you must pre-register at  register.proxypush.com/FHN  on or before the deadline of April 26, 2021 at 5:00 p.m. Central time. You will need the control number at the top of this form to register. After registering, you will receive a confirmation email and an email approximately one hour prior to the start of the meeting to the email address you provided during registration, with a unique link to the virtual meeting.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement, proxy card and annual report on Form 10-K are available at  http://ir.fhnc.com/financialdocs , along with a letter to shareholders.

If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 13, 2021 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR proposals 1, 2, 3 and 4:

1.	Election of seventeen directors to serve until the 2022 Annual Meeting of Shareholders:
01	Harry V. Barton, Jr.	07	William H. Fenstermaker	13	E. Stewart Shea, III
02	Kenneth A. Burdick	08	D. Bryan Jordan	14	Cecelia D. Stewart
03	Daryl G. Byrd	09	J. Michael Kemp, Sr.	15	Rajesh Subramaniam
04	John N. Casbon	10	Rick E. Maples	16	Rosa Sugrañes
05	John C. Compton	11	Vicki R. Palmer	17	R. Eugene Taylor
06	Wendy P. Davidson	12	Colin V. Reed
2.	Approval of the First Horizon Corporation 2021 Incentive Plan.
3.	Approval of an advisory resolution to approve executive compensation.
4.	Ratification of appointment of KPMG LLP as auditors.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your shares on the Internet at:

www.proxypush.com/fhn

•	Use the Internet to vote your shares. For shares held in the First Horizon Corporation Savings Plan, you must vote your shares no later than April 22, 2021 at 11:59 p.m. (CT). For all other shares, you may vote any time prior to the meeting at 10:00 a.m. Central time on April 27, 2021.

•	Please have this Notice available. Follow the instructions to vote your shares.

Your Internet vote authorizes the named proxies and/or the trustee of the First Horizon Corporation Savings Plan to vote your shares in the same manner as if you marked, signed and returned your proxy/voting instruction card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report on Form 10-K (along with a letter to our shareholders), please contact us via:

Internet/Mobile – Access the Internet and go to www.investorelections.com/fhn . Follow the instructions to log in and order copies.

Telephone – Call us free of charge at 1-866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at paper@investorelections.com with “FHN Materials Request” in the subject line. The email must include:

•	The 11-digit control # located in the box in the upper right hand corner on the front of this notice.

•	Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

•	If you choose email delivery, you must include the email address.

•	If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security number or Tax ID number in the email.

Important Information about the Notice of Internet Availability of Proxy Materials

This Notice of Internet Availability of Proxy Materials (Notice) is provided to shareholders in place of the printed materials for the upcoming annual shareholder meeting.

Information about the Notice:

In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send notices rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the Internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report on Form 10-K and proxy statement (along with a letter to our shareholders).

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.